UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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[    ] Preliminary Information Statement

[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)

[ X ] Definitive Information Statement

Titan Energy Worldwide, Inc.
(Name of Registrant as Specified In Its Chapter)

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TABLE OF CONTENTS

INFORMATION STATEMENT

OUTSTANDING SHARES AND VOTING RIGHTS

AMENDMENTS TO THE ARTICLES OF INCORPORATION

RATIFICATION OF APPOINTMENT OF DIRECTORS

DESIGNATION OF PREFERRED STOCK

THE REVERSE STOCK SPLIT OF THE SERIES A PREFERRED STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

ADDITIONAL INFORMATION

Titan Energy Worldwide, Inc.
8880 Rio San Diego Drive
Suite 804
San Diego, CA 92108

INFORMATION STATEMENT

This information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder (the “ Information Statement”) will be mailed on or about July 6, 2007 to the stockholders of record as of July 5, 2007 (the “ Record Date”) of Titan Energy Worldwide, Inc. in connection with certain actions to be taken pursuant to the written consent of the stockholders of the Company holding a majority of the outstanding shares of common stock, dated as of June 18, 2007.

The actions to be taken pursuant to the written consent shall be taken on or after July 26, 2007, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Jeffrey Flannery
Jeffrey Flannery
President and Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS HOLDING A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED JUNE 18, 2007

To Our Stockholders:

NOTICE IS HEREBY GIVEN that, on June 18, 2007, Titan Energy Worldwide, Inc., a Nevada corporation (“TEWW” or the “Company”) obtained the written consent of stockholders holding a majority of the voting power of the issued and outstanding shares of common stock (the “Common Stock”), to approve the following matters.

1. The articles of incorporation of the Company, as amended (the “Articles of Incorporation”), will be amended to effect an up to Fifty (50) for One (1) reverse stock split, whereby, as of the Record Date, for every fifty shares of Common Stock then owned, or such smaller amount as the Board of Directors, in their discretion, shall determine, each stockholder shall receive one share of Common Stock;

2. The ratification of the appointment of Thomas Black as Director of the Company; and

3. The ratification of James Fahrner as Director of the Company.

Such actions will be taken on or after July 26, 2007, or approximately twenty (20) days after the mailing of this Information Statement.

In addition, the Company took the following actions, which do not require the approval of the stockholders of the Company’s Common Stock: (i) on June 11, 2007, the Company filed Certificates of Designation for the Company’s Series B Preferred and Series C Preferred Stock; (ii) on January 1, 2007, the Company appointed Thomas Black as President and on May 1, 2007 appointed James Fahrner as Chief Financial Officer and Vice President of Administration; and (iii) on June 18, 2007, the Company effected a Fifty (50) for One (1) reverse stock split of its Series A Preferred Stock whereby for every fifty shares of Series A Preferred Stock then owned, each stockholder shall receive one share of Series A Preferred Stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company's authorized capitalization consisted of 1,800,000,000 shares of common stock (the “Common Stock”), of which 11,202,777 shares were issued and outstanding. Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

 Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated June 18, 2007; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or after July 26, 2007.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

AMENDMENTS TO THE ARTICLES OF INCORPORATION

On June 18, 2007, the board of directors of the Company (the “Board of Directors”) and the stockholders of the Company holding a majority of the outstanding shares of Common Stock of the Company approved an amendment to the Articles of Incorporation to effect an up to Fifty (50) to One (1) reverse stock split, whereby, as of the Record Date, for every fifty shares of Common Stock then owned, or such smaller amount as the Board of Directors, in their discretion, shall determine, each stockholder shall receive one share of Common Stock.

THE REVERSE STOCK SPLIT OF COMMON STOCK

General

The Board of Directors and the stockholders of the Company holding a majority of the outstanding shares of Common Stock of the Company have approved an amendment to the Articles of Incorporation to effect a reverse stock split of the Company's Common Stock.

Background

The Company currently has 1,800,000,000 shares of Common Stock authorized, and approximately 11,202,777 shares of Common Stock are outstanding as of the Record Date. The Board of Directors believes that the price of the Common Stock is too low to attract investors to buy the stock. In order to proportionally raise the per share price of the Common Stock by reducing the number of shares of the Common Stock outstanding, the Board of Directors believes that it is in the best interests of the Company's stockholders to implement a reverse stock split. In addition, the Board of Directors believes that the share price of the Common Stock is a factor in whether the Common Stock meets investing guidelines for certain institutional investors and investment funds. Finally, the Board of Directors believes that the Company's stockholders will benefit from relatively lower trading costs for a higher priced stock. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of the Common Stock. The Board of Directors is not implementing the reverse stock split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Material Effects of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all of the Common Stock, and the ratio will be the same for all of the Common Stock. The reverse stock split will affect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership.

The principal effect of the reverse stock split will be to reduce the number of shares of the Common Stock issued and outstanding from approximately 11,202,777 shares as of July 5, 2007 to approximately 224,056 shares, if management chooses the maximum reverse ratio.

In addition, the reverse stock split will increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Effect on Fractional Stockholders

Stockholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split and we will not be paying any cash to stockholders for any fractional shares from the reverse split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding the Common Stock in “street name.” However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares

Stockholders whose shares are held in certificate form will receive a transmittal letter from our transfer agent, Transfer Online, Inc., as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender certificate(s) representing pre-reverse stock split shares to the transfer agent. No new shares will be issued until outstanding certificate(s) are surrendered, together with a properly completed and executed letter of transmittal, to the transfer agent. Stockholders should not submit any certificate(s) until requested to do so.

Procedure for Effecting Reverse Stock Split

The Company will promptly file an amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada to amend its existing Articles of Incorporation. The reverse stock split will become effective on the date of filing the Amended Articles of Incorporation, which is referred to as the “Effective Date.” Beginning on the Effective Date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Amended Articles of Incorporation is set forth in Appendix A to this Information Statement. The text of the Amended Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the reverse stock split.

Certain Risk Factors Associated with the Reverse Stock Split

Implementation of the reverse stock split entails various risks and uncertainties, including but not limited to the following:

There can be no assurance that the market price per share of the Common Stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company after the reverse stock split may be lower than the total market capitalization before the reverse stock split.

After the reverse stock split is effected, if the market price of the Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

There can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

The reduced number of shares that would be outstanding after the reverse stock split could adversely affect the liquidity of the Common Stock.

Authorized Shares

The reverse stock split will affect all issued and outstanding shares of the Common Stock and outstanding rights to acquire the Common Stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of the Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of the Common Stock issued and outstanding.

The Company currently has 1,800,000,000 shares of authorized Common Stock and 11,202,777 shares of Common Stock issued and outstanding as of July 5, 2007. Authorized but un-issued shares of Common Stock will be available for issuance, and the Company may issue such shares in the future. However, the Company has no current plans to issue any additional shares of Common Stock. If the Company issues additional shares of Common Stock, the ownership interest of holders of the Common Stock will be diluted.

The following table sets forth information regarding the Company's current and anticipated number of authorized shares and issued and outstanding shares of the Common Stock following implementation of the reverse stock split.

			Number of
		Number of Shares	Shares of	Number of Shares
	Number of Shares	of Common Stock	Common Stock	of Common Stock
	of Common Stock	Issued and	Reserved for	Available for
	Authorized	Outstanding	Issuance	Issuance
As of July 5, 2007	1,800,000,000	11,202,777	1,788,797,223	1,788,797,223
After 50 for 1 reverse stock split	1,800,000,000	224,056	1,799,775,944	1,799,775,944

Accounting Matters

The reverse stock split will not affect the par value of the Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to the Common Stock on the Company's balance sheet will be reduced proportionately based on the reverse stock split ratio of Fifty-for-One (or such smaller ratio as the Board of Directors may determine), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Common Stock will be restated because there will be fewer shares of the Common Stock outstanding.

Potential Anti-Takeover Effect

Although the increased proportion of un-issued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse stock split proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of Company. Other than the reverse stock split (and the earlier increase in authorized shares), the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

No Appraisal Rights

Under the General Corporation Law of the State of Nevada, the Company's stockholders are not entitled to appraisal rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Common Stock as compensation). In addition, this summary is limited to stockholders that hold their Common Stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction.

ACCORDINGLY, EACH STOCKHOLDER IS STRONGLY URGED TO CONSULT WITH A TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES TO SUCH STOCKHOLDER OF THE REVERSE STOCK SPLIT.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder's aggregate tax basis in the pre-reverse stock split shares exchanged therefore. The stockholder's holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse stock split. Each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

RATIFICATION OF APPOINTMENT OF DIRECTORS

The Board of Directors has appointed Thomas Black as a member of the Company’s Board of Directors and President, as well as James J. Fahrner as the Company’s Director, Chief Financial Officer and Vice President, Administration.

ELECTION OF DIRECTORS AND OFFICERS

The following table sets forth certain information with respect to persons elected to the Board of Directors of the Company by written consent:

		POSITION WITH
NAME	AGE	COMPANY

Thomas Black	43	President and Director

James J. Farhner	55	Chief Financial Officer;
		Vice-President, Administration, and Director

Thomas Black. Mr. Black has served as a Director of Titan Energy Systems since its inception in 2003 and as President since April 2005. From 2003 to 2005, he also was President of BluePoint Energy Development, Inc., a Nevada Corporation that manufactures a state-of-the-art cogeneration system. He also was Vice President of Sales for DTE Energy Technologies from 2001 to 2003. DTE Energy Technologies is an unregulated subsidiary of DTE Energy whose business was designing, engineering, manufacturing and distributing cogeneration products and services. Mr. Black also served as President of Alliance Energy Systems, Inc. (acquired by DTE Technologies) from 1997 to 2001 and District Manager for ASCO Power Technologies (EMERSON) from 1989 to 1997. Mr. Black has over 25 years of experience in co-generation, standby and continuous power systems, complex electrical switches and switching systems. He is experienced in general management, engineering, operations, sales and marketing, and sales training. He has a Bachelors Degree in Industrial Management form Lawrence Technological University.

James J. Farhner. Mr. Farhner serves as Chief Financial Officer and Vide President of Administration for TEWW. Prior to this, from 2000 to 2006 he was Vice President and Controller of DTE Energy Technologies, Inc. From 1995 to 1999, he served as Executive Vice President and Chief Financial Officer of JPE, Inc., a tier one automotive supplier of plastic injection molded parts, included U.S. and Canadian plants. From 1990 to 1995, Mr. Farhner was Vice President and Chief Financial Officer of Gelman Sciences, Inc. which produced high technology filters for the medical and semiconductor industries. Prior to that, Mr. Fahrner was Audit Manager for Coopers & Lybrand in Detroit, Michigan. Key clients included: International Operations for Ford Motor Company, Ford Motor Finance Company, Handleman Company, Datavision, Inc., Wickes Agriculture and Seymour Cadillac. Mr. Fahrner received a Bachelor of Science in Mathematics from Eastern Michigan University, with minors in Accounting and Computer Science.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Company's outstanding common stock, file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by the Commission to furnish the Company with copies of all such reports they file. To the best of the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representation, all of the Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been satisfied.

THE DESIGNATION OF PREFERRED STOCK

General

The Board of Directors and the stockholders of the Company holding a majority of the outstanding shares of Stock of the Company have approved the following actions:

1. The designation of 1,000,000 shares of Series B Preferred Stock, par value $0.0001; and

2. The designation of 750,000 shares of Series C Preferred Stock, par value $0.0001.

Background

Series B Preferred Stock

On June 11, 2007, the Board of Directors of the Company, as well as stockholders holding a majority of the outstanding shares of Common Stock authorized, by written consent, the designation of the Series B Preferred Stock in the amount of 1,000,000 shares, with a par value of $0.0001. The holders of the outstanding Series B Preferred Stock shall have redemption rights and shall be entitled to receive dividends in cash, stock or other property, when, as and if declared by the Board of Directors of the Company. Series B Preferred Stock shall have no voting rights. There is also a voluntary conversion of Series B Preferred Stock to $1.00 worth of Common Stock as of August 6, 2008. The shares of Series B Preferred Stock shall rank superior to the Common Stock, equal to the Series C Preferred and junior to the Series A Preferred Stock.

Series C Preferred Stock

Also on June 11, 2007, the Board of Directors of the Company, as well as stockholders holding a majority of the outstanding shares of Common Stock authorized, by written consent, the designation of the Company’s Series C Preferred Stock in the amount of 750,000 shares, par value $0.0001. The holders of the outstanding Series C Preferred Stock shall have redemption rights and shall be entitled to receive dividends in cash, stock or other property, when and if declared by the Board of Directors of the Company. Series C Preferred Stock shall have no voting rights. There is also a voluntary conversion of Series C Preferred Stock to $1.00 worth of Common Stock as of January 1, 2009. The shares of Series C Preferred Stock shall rank superior to the Common Stock, equal to the Series B Preferred and junior to the Series A Preferred Stock.

THE REVERSE STOCK SPLIT OF SERIES A PREFERRED STOCK

General

On June 18, 2007, the Board of Directors and the stockholders owning a majority of the Company’s outstanding Series A Preferred Stock have approved a Fifty (50) for One (1) reverse stock split of the Company’s Series A Preferred Stock. No other series of Preferred Stock will be affected by this reverse split.

Background

The Company currently has 10,000,000 shares of Series A Preferred Stock authorized, approximately 2,000,000 shares of which are outstanding. The Board of Directors is not implementing the reverse stock split in anticipation of any future transaction or series of transactions, including any “going private” transaction.

Material Effects of the Reverse Stock Split

The reverse stock split will be effected simultaneously for all of the issued and outstanding shares of Series A Preferred Stock, and the ratio will be the same for all of the Series A Preferred Stock. The reverse stock split will affect all of the stockholders of the Company’s Series A Preferred Stock uniformly and will not affect any stockholder's percentage ownership interests in the Company, except to the extent that the reverse stock split results in fractional share ownership.

The principal effect of the reverse stock split will be to reduce the number of shares of the Series A Preferred Stock issued and outstanding from approximately 2,000,000 shares as of June 18, 2007 to approximately 40,000 shares.

Effect on Fractional Stockholders

Stockholders of the Company’s Series A Preferred Stock will not receive fractional post-reverse stock split shares in connection with the reverse stock split and we will not be paying any cash to stockholders for any fractional shares from the reverse split. Instead, any resulting fractional shares shall be rounded up to the nearest whole number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information, as of July 5, 2007, and after the 50 for 1 reverse stock split of the Series A Preferred Stock, concerning shares of Common Stock of the Company, held by (1) each stockholder known by the Company to beneficially own more than five percent of the common stock, (2) each director of the Company, (3) each executive officer of the Company, and (4) all directors and executive officers of the Company as a group:

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Jeffrey W. Flannery(1)	8,000,000(2)	41.67%

All officers and directors as a group Total Beneficially Owned	8,000,000 8,000,000	41.67% 41.67%
_____________________________________
(1)	The person named is an officer, director, or both.
(2)
Jeffrey W. Flannery is the holder of 40,000 Series A Preferred Shares which have a 200 to 1 conversion ratio into shares of Common Stock. The figure above reflects the 8,000,000 shares of Common Stock in their ownership figure even though no conversion has taken place. The Preferred Shares have two hundred (200) votes per share.

(The Remainder of This Page Has Been Intentionally Left Blank)

ADDITIONAL INFORMATION

The Company will provide upon request and without charge to each stockholder receiving this Information Statement a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, including the financial statements and financial statement schedule information included therein, as filed with the Securities and Exchange Commission. The Annual Report is incorporated in this Information Statement. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the Securities and Exchange Commission and other publicly available information. A copy of any public filing is also available, at no charge, by contacting our legal counsel, Gersten, Savage LLP, attn: Arthur S. Marcus, Esq. at 212-752-9700.

By Order of the Board of Directors,

/s/ Jeffrey Flannery Jeffrey Flannery Chairman of the Board

APPENDIX A

Certificate of Amendment
to
Articles of Incorporation
of
Titan Energy Worldwide, Inc.

Pursuant to Sections 78.385 and 78.3890 of the Nevada Revised Statutes

1. The name of the Corporation is: Titan Energy Worldwide, Inc.

2. The Articles have been amended as follows:

ARTICLE 3

The Corporation is authorized to issue 1,900,000,000 shares of all classes of stock, at $.0001 par value, with 100,000,000 of these shares to be designated as “Preferred Series Stock” also at $.0001 per value, of which 10,000,000 will be designated as “Preferred Series A Stock” which will carry 200 to 1 voting and conversion to common stock rights and privileges, without any additional capital monetary value, and of which 10,000,000 of these shares will be designated as “Preferred Series B Stock” also at $.0001 per value, which will carry no voting rights, with the remainder of the authorized stock to be designated as “Common Stock”. The transfer of all said types of capital and non-capital stock is restricted according to the Corporation Bylaws. Preemptive rights to acquire additional shares are neither limited nor denied
The powers, preferences, rights, qualifications, limitations and restrictions pertaining to the Preferred Series A and Preferred Series B stock, or any series thereof, shall be such as may be fixed, from time to time, by the Board of Directors in its sole discretion, authority to do so being hereby expressly vested in such board.

The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Series A and the Preferred Series B Stock herein authorized in accordance with the terms and conditions set forth in these Amended and Restated Articles of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in the case of Preferred Series A Stock and Preferred Series B Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The Board of Directors from time to time, also may authorize, by resolution, options, warrants and other rights convertible into Common or Preferred Series A Stock or Preferred Series B Stock (collectively “securities”). The securities must be issued for such consideration, including cash, property, or services, as the Board of Directors may deem appropriate, subject to the requirement that the value of such consideration be no less than the par value of the shares issued. Any shares issued for which the consideration is fixed and has been paid or delivered shall be fully paid stock and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon, provided that the actual value of such consideration is not less than the par value of the shares issued. The Board of Directors may issue shares of Common Stock in the form of a distribution or distributions pursuant to a stock divide or split of the shares of Common Stock only to the then holders of the outstanding shares of Common Stock.

On the effective date of filing these Articles of Amendment to the Articles of Incorporation, each Fifty (50) shares of issued and outstanding Common Stock, or such lesser amount as the Board of Directors in their discretion shall determine, shall be changed into one (1) share of Common Stock (“Reverse Stock Split”). The Reverse Stock Split shall not change the par value of the Common Stock nor change the authorized number of shares of Common Stock. Fractional shares resulting from the Reverse Stock Split shall be rounded up to the next whole share number.

3. The vote by which the stockholders in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the Articles of Incorporation that have voted in favor of the amendment is : 41.67%

4. Effective date of filing: ___________________

5. Officer signature: _______________